Stock Building Supply Announces 2014 Second Quarter Results
Raleigh, NC - July 29, 2014 - Stock Building Supply Holdings, Inc. (Nasdaq: STCK), a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today reported its financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

•	Net sales of $344.6 million, up 9.5%, compared to $314.7 million in the prior year period

•	Operating income of $8.9 million, up 130.1%, compared to $3.9 million in the prior year period

•	Net income of $5.6 million, compared to $2.0 million in the prior year period

•	Adjusted income from continuing operations of $5.8 million, compared to $3.2 million in the prior year period

•	Adjusted EBITDA of $12.9 million, compared to $9.0 million in the prior year period

Commenting on the Company’s results, Jeff Rea, President and Chief Executive Officer of Stock Building Supply, stated, “During the second quarter, we continued to grow at above-market rates with overall sales volume increasing approximately 13% and gross profit dollars increasing 15%. While U.S. single-family housing starts increased only 1.2% in the first half of 2014 compared to the prior year period, our sales and service professionals delivered double-digit growth during this time period in key product categories such as structural components, millwork and interior products and windows and exterior products. Furthermore, our sales to remodeling contractors increased nearly 13% in the second quarter as compared to the prior year, and we continued to invest in strategic growth initiatives aimed at improving our service capabilities for this customer segment. Additionally, in the second quarter we expanded our structural component capacity in North Carolina and Utah and opened a new distribution and customer support facility in north Charlotte.”

Jim Major, Executive Vice President and Chief Financial Officer, stated, “Our focused sales and productivity initiatives continue to drive gross margin improvements and increases in adjusted EBITDA. Second quarter gross margin improved approximately 120 basis points to 23.9% as compared to the prior year period, reflecting the benefits of our growth with key customer groups and value-added product categories. Adjusted EBITDA increased $3.9 million, which represented a pull-through of 13.1% of incremental net sales. We continue to maintain a balanced approach to funding growth investments to bolster our market position while driving improvements in our operating margins.”

Second Quarter 2014 Financial Results Compared to Prior Year Period
Net sales for the second quarter of 2014 totaled $344.6 million, up $29.9 million, or 9.5%, compared to $314.7 million in the second quarter of 2013. The Company estimates net sales increased approximately 13.3% related to sales volume, which was partially offset by reduced selling prices on commodity products.

Gross profit in the second quarter of 2014 was $82.2 million, up $10.7 million, or 15.0%, compared to $71.5 million in the second quarter of 2013, primarily as a result of increased sales volume. The gross margin percentage for the second quarter of 2014 increased approximately 120 basis points to 23.9% from 22.7% in the second quarter of 2013, primarily as a result of improved gross margins on sales of structural components and lumber and lumber sheet goods, as well as a higher percentage of total net sales being derived from non-commodity product offerings.

Selling, general and administrative expenses during the second quarter of 2014 were $71.1 million, up $6.4 million, or 9.8%, from $64.7 million in the second quarter of 2013. Variable costs associated with higher sales volume, such as sales commissions, shipping and handling costs and other variable compensation, increased by $3.3 million. Other salary, wage, benefit and taxation costs increased $2.8 million, primarily as a result of headcount additions to serve higher sales volume and generate future growth opportunities.

Operating income in the second quarter of 2014 was $8.9 million, compared to operating income of $3.9 million in the second quarter of 2013. Net income during the quarter totaled $5.6 million, or $0.21 per diluted share, compared to net income of $2.0 million, or $0.07 per diluted share, in the second quarter of 2013.

Adjusted EBITDA in the second quarter of 2014 totaled $12.9 million, up $3.9 million, compared to Adjusted EBITDA of $9.0 million in the second quarter of 2013. Adjusted income from continuing operations for the second quarter of 2014 increased $2.6 million to $5.8 million, compared to adjusted income from continuing operations of $3.2 million in the second quarter of 2013. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Liquidity and Capital Resources
Total liquidity as of June 30, 2014 was approximately $99.3 million, which includes cash and cash equivalents of $9.1 million and $90.2 million of borrowing availability under our revolving line of credit.

Cash used in operating activities in the second quarter was $20.2 million, as compared to cash used in operating activities of $21.0 million in the prior year period, primarily as a result of seasonal increases in working capital. Capital expenditures during the second quarter of 2014 totaled $4.4 million, primarily to fund purchases of vehicles and equipment.

Outlook
“While the pace of recovery in U.S. single-family housing starts has been slower than expected, we remain confident that the recovery in the residential construction market is progressing, and anticipate continued growth in our core business segments in the second half of 2014,” stated Mr. Rea. “As demonstrated in the first half of the year, we are realizing benefits from our local and company-wide operating initiatives and remain focused on executing our strategy to further improve our customer service, growth capabilities and operating results.”

Conference Call
Stock Building Supply will host a conference call on Tuesday, July 29, 2014 at 8:30 a.m. (Eastern Time) and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 877-870-5176, or for international callers, 1-858-384-5517. The participant passcode for the live call and the replay is 13586411. The telephonic replay will be available until 11:59 pm (Eastern Time) on August 5, 2014. The live webcast and archived replay can also be accessed on the Company's investor relations website at ir.stocksupply.com. The online archive of the webcast will be available for approximately 90 days.

About Stock Building Supply
Stock Building Supply operates in 21 metropolitan areas in 14 states primarily in the South and West regions of the United States (as defined by the U.S. Census Bureau).  Today, we serve our customers from 69 strategically located facilities. We offer a broad range of products, including lumber and lumber sheet goods, millwork, doors, flooring, windows, structural components, engineered wood products, trusses, wall panels and other exterior products. Our customer base includes production homebuilders, custom homebuilders and remodeling contractors.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are non-GAAP financial measures within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted income (loss) from continuing operations to the most comparable GAAP measure and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.”

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These risks include, but are not limited to, the following: (i) the state of the homebuilding industry and repair and remodeling activity; (ii) seasonality and cyclicality of the building products supply and services industry; (iii) competitive industry pressures and competitive pricing pressure from our customers; (iv) inflation or deflation of commodity prices; (v) litigation or claims relating to our products and services; (vi) our ability to maintain profitability; (vii) our ability to attract and retain key employees and (viii) product shortages and relationships with key suppliers. Further information regarding factors that could impact our financial and other results can be found in the Risk Factors section of our Annual Report on Form 10-K, filed with the SEC on March 4, 2014, and subsequent filings with the SEC. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Stock Building Supply Holdings, Inc.
Mark Necaise
(919) 431-1021
or
Solebury Communications Group LLC
Richard Zubek
(919) 431-1133

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2014	2013	2014	2013
Net sales	$344,586	$314,653	$624,569	$563,379
Cost of goods sold	262,372	243,143	477,113	438,079
Gross profit	82,214	71,510	147,456	125,300
Selling, general and administrative expenses	71,086	64,725	138,213	121,527
Depreciation expense	1,641	1,621	3,109	3,260
Amortization expense	564	562	1,127	1,109
Impairment of assets held for sale	—	—	48	—
Public offering transaction-related costs	—	686	448	686
Restructuring expense	2	39	9	99
	73,293	67,633	142,954	126,681
Income (loss) from operations	8,921	3,877	4,502	(1,381)
Other income (expense)
Interest expense	(668)	(1,233)	(1,299)	(2,258)
Other income, net	170	206	413	396
Income (loss) from continuing operations before income taxes	8,423	2,850	3,616	(3,243)
Income tax (expense) benefit	(2,943)	(966)	(1,445)	913
Income (loss) from continuing operations	5,480	1,884	2,171	(2,330)
Income from discontinued operations, net of income tax expense of $94, $74, $108 and $183, respectively	147	94	168	251
Net income (loss)	5,627	1,978	2,339	(2,079)
Redeemable Class B Senior Preferred stock deemed dividend	—	(744)	—	(1,473)
Income (loss) attributable to common stockholders	$5,627	$1,234	$2,339	$(3,552)
Weighted average common shares outstanding
Basic	25,722,671	13,750,400	25,703,449	13,637,462
Diluted	26,224,550	18,887,677	26,212,787	13,637,462

Basic income (loss) per share
Income (loss) from continuing operations	$0.21	$0.06	$0.08	$(0.28)
Income from discontinued operations	0.01	0.01	0.01	0.02
Net income (loss) per share	$0.22	$0.07	$0.09	$(0.26)

Diluted income (loss) per share
Income (loss) from continuing operations	$0.21	$0.06	$0.08	$(0.28)
Income from discontinued operations	—	0.01	0.01	0.02
Net income (loss) per share	$0.21	$0.07	$0.09	$(0.26)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$9,116	$1,138
Restricted assets	460	460
Accounts receivable, net	130,999	111,285
Inventories, net	117,563	91,303
Costs in excess of billings on uncompleted contracts	9,877	7,921
Assets held for sale	300	2,363
Prepaid expenses and other current assets	10,654	9,332
Deferred income taxes	5,027	3,332
Total current assets	283,996	227,134
Property and equipment, net of accumulated depreciation	64,137	56,039
Intangible assets, net of accumulated amortization	23,662	24,789
Goodwill	7,186	7,186
Restricted assets	856	1,359
Other assets	1,987	2,033
Total assets	$381,824	$318,540
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$91,422	$64,984
Accrued expenses and other liabilities	30,923	30,528
Income taxes payable	4,736	2,989
Current portion of restructuring reserve	1,439	1,594
Current portion of capital lease obligation	1,431	1,240
Billings in excess of costs on uncompleted contracts	2,270	1,599
Total current liabilities	132,221	102,934
Revolving line of credit	90,834	59,072
Long-term portion of capital lease obligation	6,023	6,011
Deferred income taxes	14,186	15,496
Other long-term liabilities	7,458	7,346
Total liabilities	250,722	190,859
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 26,126,811 and 26,112,007 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	261	261
Additional paid-in capital	145,652	144,570
Retained deficit	(14,811)	(17,150)
Total stockholders' equity	131,102	127,681
Total liabilities and stockholders' equity	$381,824	$318,540

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2014	2013
Cash flows from operating activities
Net income (loss)	$2,339	$(2,079)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation expense	5,319	4,920
Amortization of intangible assets	1,127	1,109
Amortization of debt issuance costs	239	323
Deferred income taxes	(3,005)	(2,589)
Non-cash stock compensation expense	980	264
Impairment of assets held for sale	96	—
Gain on sale of property, equipment and real estate	(684)	(11)
Bad debt expense	259	795
Change in assets and liabilities
Accounts receivable	(19,973)	(31,095)
Inventories, net	(26,260)	(27,061)
Accounts payable	28,609	15,448
Other assets and liabilities	(927)	1,294
Net cash used in operating activities	(11,881)	(38,682)
Cash flows from investing activities
Purchases of property and equipment	(12,837)	(1,335)
Proceeds from sale of property, equipment and real estate	2,603	2,539
Change in restricted assets	503	1,684
Purchase of business	—	(2,373)
Net cash (used in) provided by investing activities	(9,731)	515
Cash flows from financing activities
Proceeds from revolving line of credit	681,675	618,455
Repayments of proceeds from revolving line of credit	(649,913)	(572,974)
Other financing activities	(2,172)	(948)
Net cash provided by financing activities	29,590	44,533
Net increase in cash and cash equivalents	7,978	6,366
Cash and cash equivalents
Beginning of period	1,138	2,691
End of period	$9,116	$9,057

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$45,667	13.3%	$40,467	12.9%	12.8%
Millwork & other interior products	61,113	17.7%	55,583	17.7%	9.9%
Lumber & lumber sheet goods	123,743	35.9%	121,909	38.7%	1.5%
Windows & other exterior products	70,758	20.5%	61,759	19.6%	14.6%
Other building products & services	43,305	12.6%	34,935	11.1%	24.0%
Total net sales	$344,586	100.0%	$314,653	100.0%	9.5%

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$83,683	13.4%	$71,032	12.6%	17.8%
Millwork & other interior products	113,707	18.2%	102,998	18.3%	10.4%
Lumber & lumber sheet goods	220,163	35.3%	215,597	38.3%	2.1%
Windows & other exterior products	128,295	20.5%	110,599	19.6%	16.0%
Other building products & services	78,721	12.6%	63,153	11.2%	24.7%
Total net sales	$624,569	100.0%	$563,379	100.0%	10.9%

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus impairment of assets held for sale, public offering transaction-related costs, restructuring expense, discontinued operations, net of taxes, management fees, non-cash compensation expense, acquisition costs, and severance and other items related to store closures. Adjusted income (loss) from continuing operations is defined as net income as adjusted for the same items deducted from EBITDA in calculating Adjusted EBITDA, and after tax effecting those items. EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are intended as supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe that EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Our management uses EBITDA and Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. EBITDA and Adjusted EBITDA are used in monthly financial reports prepared for management and our board of directors. We believe that the use of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, our calculation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are not necessarily comparable to similarly titled measures reported by other companies. Our management does not consider EBITDA, Adjusted EBITDA or Adjusted income (loss) from continuing operations in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from operations is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect changes in, or cash requirements for, our working capital needs; (ii) EBITDA and Adjusted EBITDA do not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt; (iii) EBITDA and Adjusted EBITDA do not reflect our income tax expenses or the cash requirements to pay our taxes; (iv) EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments and (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect any cash requirements for such replacements. In order to compensate for these limitations, management presents EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations in conjunction with GAAP results. You should review the reconciliations of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations below, and should not rely on any single financial measure to evaluate our business.

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013
Net income (loss)	$5,627	$1,978	$2,339	$(2,079)
Interest expense	668	1,233	1,299	2,258
Income tax expense (benefit)	2,943	966	1,445	(913)
Depreciation and amortization	3,410	3,067	6,446	6,026
EBITDA	$12,648	$7,244	$11,529	$5,292
Impairment of assets held for sale	—	—	48	—
Public offering transaction-related costs	—	686	448	686
Restructuring expense	2	39	9	99
Discontinued operations, net of taxes	(147)	(94)	(168)	(251)
Management fees (a)	12	560	89	966
Non-cash compensation expense	495	118	980	264
Acquisition costs (b)	—	154	—	257
Severance and other items related to store closures (c)	(70)	319	115	492
Adjusted EBITDA	$12,940	$9,026	$13,050	$7,805

The following is a reconciliation of net income (loss) to Adjusted income (loss) from continuing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013
Net income (loss)	$5,627	$1,978	$2,339	$(2,079)
Impairment of assets held for sale	—	—	48	—
Public offering transaction-related costs	—	686	448	686
Restructuring expense	2	39	9	99
Discontinued operations, net of taxes	(147)	(94)	(168)	(251)
Management fees (a)	12	560	89	966
Non-cash compensation expense	495	118	980	264
Acquisition costs (b)	—	154	—	257
Severance and other items related to store closures (c)	(70)	319	115	492
Tax effect of adjustments to continuing operations (d)	(127)	(542)	(438)	(921)
Adjusted income (loss) from continuing operations	$5,792	$3,218	$3,422	$(487)

(a)	Represents the expense for management services provided by Gores through August 2013 and professional services provided by an affiliate of Gores.
(b)
Represents (i) $0.2 million for the three months ended June 30, 2013 related to the acquisition of Chesapeake Structural Systems, Inc., Creative Wood Products, LLC and Chestruc, LLC (collectively “Chesapeake”) and (ii) $0.2 million and $0.1 million for the six months ended June 30, 2013 related to the acquisitions of Chesapeake and Total Building Services Group, LLC, respectively.

(c)
Represents severance expense and other items related to closed locations, consisting primarily of pre-tax losses incurred during closure and post-closure activities, and includes a gain on the sale of closed store real estate of approximately $0.3 million during the three months ended June 30, 2014.

(d)
The tax effect of adjustments to continuing operations, excluding approximately $0.4 million of non-deductible public offering transaction-related costs for the six months ended June 30, 2014, was based on the respective transactions' income tax rate, which was 28.9%, 28.9%, 34.9% and 33.3% for the three months ended June 30, 2014 and 2013 and the six months ended June 30, 2014 and 2013, respectively.